UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2010

Astrotech Corporation
(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 485-9530

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;

On October 21, 2010, Astrotech Space Operations, Inc. (“ASO”), a wholly-owned subsidiary of Astrotech Corporation (the “Company”) entered into a $10.0 million Loan Agreement (the “Loan Agreement”), with American Bank, N.A. (the “Lender”). The Company and Astrotech Florida Holdings, Inc., a wholly-owned subsidiary of ASO, are also parties to the Loan Agreement.

The Loan Agreement includes a $7.0 million term loan note (the “Term Loan”) and a $3.0 million revolving credit note (the “Revolving Credit Facility”). The Term Loan is payable to ASO in a single advance in the amount of $7.0 million. ASO is required to make monthly principal and interest payments on the Term Loan to the Lender, with the remaining principal due on October 21, 2015. The Revolving Credit Facility is payable to ASO in multiple advances not to exceed $3.0 million, based on eligible accounts receivable, and expires on October 21, 2012. The variable interest rate on both the Term Loan and the Revolving Credit Facility is the greater of (i) 0.25% in excess of the bank prime rate, and (ii) 4.0%.

The Loan Agreement is secured by substantially all of the assets of ASO, requires ASO to comply with certain debt service ratio covenants, leverage ratio covenants and maintain a minimum tangible net worth. Additionally, the Company provided a guaranty to the Lender as security for the obligations of ASO under the Loan Agreement. Upon an event of default, the payment obligations under the Loan Agreement may be accelerated and the assets pledged as collateral may be foreclosed.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement filed as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01 Other Events.

On October 26, 2010, the Company issued a press release announcing entry into the Loan Agreement. The press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement

99.1	Press Release, dated October 26, 2010, issued by Astrotech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

By:	/s/ Thomas B. Pickens, III
Name: Thomas B. Pickens, III Title: Chairman of the Board and Chief Executive Officer

Date: October 26, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Loan Agreement, dated as of October 21, 2010, by and among Astrotech Space Operations, Inc., Astrotech Corporation, Astrotech Florida Holdings, Inc., and American Bank, N.A.

99.1	Press Release announcing entry into loan agreement issued by Astrotech Corporation on October 26, 2010